EXHIBIT 3.3


                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 08:30 AM 06/06/2002
                                                       020363303 - 3533494



                             CERTIFICATE OF TRUST OF
                       DAIMLERCHRYSLER MASTER OWNER TRUST

            THIS Certificate of Trust of DaimlerChrysler Master Owner Trust (the "Trust") has been duly executed and is being filed by Chase Manhattan Bank USA, National Association, a national banking association, as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C., ss. 3801 et seq.).

            1. Name. The name of the business trust created hereby is DaimlerChrysler Master Owner Trust.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, Fl. 3/OPS4, Newark, Delaware 19713, Attention: Corporate Trust Department.

            3. Effective Date. This Certificate of Trust shall be effective an June 11, 2002.

            IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Business Trust Act.


                                        CHASE MANHATTAN BANK USA, NATIONAL
                                             ASSOCIATION, not in its
                                             individual capacity but
                                             solely as Owner Trustee



                                        By:        /s/ Denis Kelly
                                           ------------------------------------
                                        Name:      Denis Kelly
                                        Title:     Assistant Vice President

                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                               Delivered 12:27 PM 10/04/2006
                                                 FILED 12:27 PM 10/04/2006
                                                SRV 060912650 - 3533494 FILE


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                       DAIMLERCHRYSLER MASTER OWNER TRUST

            THIS Certificate of Amendment of DaimlerChrysler Master Owner Trust (the "Trust"), is being duly executed and filed by the undersigned trustee to amend a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C., ss. 3801 et seq.).

            1. Name. The name of the statutory trust amended hereby is DaimlerChrysler Master Owner Trust.

            2 Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Trustee in the State of Delaware to Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

            3. Effective Date. This Certificate of Amendment shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the date and year first above written.


                                    DEUTSCHE BANK TRUST COMPANY
                                    DELAWARE, not in its individual capacity but solely as trustee



                                    By:       /s/ Elizabeth B. Ferry
                                       ----------------------------------------
                                    Name:     Elizabeth B. Ferry
                                    Title:    Assistant Vice President